FONAR CORPORATION

Fonar MRI news @ aol . com           The  MRI Specialist
For    Immediate   Release           An ISO 9001 Company

Contact:    Daniel Culver,           110  Marcus   Drive
Director of Communications           Melville, NY  11742
David Terry, Senior   V.P.           Tel:   631/694-2929
Email: invest @ fonar. com           Fax:   631/390-9540

Contact:   Brandi Piacente           Tel212/983-1702x208
bpiacente @AnneMcBride.com           www.AnneMcBride.com
========================================================

   FONAR IMPROVES WORKING CAPITAL SURPLUS BY 67% AND
             REVENUES BY 35% IN FISCAL 2004

    First Three Managed Stand-Up(TM) MRI Centers Net
            $1.6 Million in Operating Income

Melville,   New  York,   September   16,  2004  -  FONAR
Corporation   (NASDAQ-FONR),   The  MRI  Specialist(TM),
reported today a net loss of $9.5 million on revenues of $71.6 million for fiscal 2004, as compared to a net loss of $15.0 million on revenues of $52.9 million for fiscal
2003. This represents an increase of 35% in revenues and a decrease in the net loss of 37% from fiscal 2003 to fiscal 2004.

Most   significantly,   revenues   attributable  to  the
Company's  medical equipment segment increased by 62% to
$48.6  million  in fiscal  2004 from  $30.0  million  in
fiscal  2003.  Revenues  from  product  sales  more than
doubled,  increasing by 72% from $24.9 million in fiscal
2003  to  $43.0   million  in  fiscal  2004.   This  was
attributable to the increase in scanner sales revenues for the Company's Stand-Up(TM) MRI from $24.9 million to $43.0 million. The Company's backlog of unfilled orders at July 1, 2004 was approximately $40.7 million, as compared to $26.8 million at July 1, 2003.

For    more    information    and   a   chart   go   to:
www.FONAR.com/news/091604.htm

Confirming  the  Company's   expectations  of  increased
demand  for its  scanners,  product  sales to  unrelated
parties more than  doubled,  by 113% in fiscal 2004 from
$17.7  million in fiscal 2003 to $37.7 million in fiscal
2004.  Product sales to related parties decreased 27% in
fiscal  2004 from $7.3  million  in fiscal  2003 to $5.3
million  in  fiscal  2004.Revenues  attributable  to the
Company's  physician and diagnostic  services management
segment  (HMCA),  reversed  their  decline,   increasing
slightly  by 0.2% to $23.0  million in fiscal  2004 from
$22.9  million in fiscal 2003,  reflecting  increases in
MRI scan volume at certain MRI facilities  equipped with
Stand-Up(TM) MRI's. HMCA now manages four MRI facilities
with Stand-Up(TM) MRI scanners. The first three, located
in Islandia,  Staten Island and  Bensonhurst,  New York,
produced $1.6 million in operating income for HMCA. HMCA
recently  installed  a  Stand-Up(TM)  MRI in Boca Raton,
Florida  to  replace  the   existing   MRI  facility  in
Deerfield Beach, Florida.

The Company's consolidated operating loss decreased,  by
44% to $8.5  million  for fiscal  2004 as compared to an
operating  loss of $15.1  million for fiscal  2003.  The
Company's   cash,   cash   equivalents   and  marketable
securities increased by 36% to $20.6 million at June 30,
2004 from $15.2 at June 30,  2003.  All  current  assets
increased  by 54% from $35.7  million in fiscal  2003 to
$55.1 million in fiscal 2004 while  current  liabilities
increased by 46%,  from $22.2  million in fiscal 2003 to
$32.5   million  in  fiscal  2004.   Consequently,   the
Company's  working capital surplus,  which is a positive
difference    between   current   assets   and   current
liabilities, increased by 67% from $13.5 million in fiscal 2003 to $22.6 million.

High gross profit margins on product sales continued to increase: 38% for fiscal 2004 compared to 36% for fiscal
2003. We attribute these trends to the continuing growth of our MRI product sales, particularly our Stand-Up(TM)
MRI scanners and the increased efficiencies resulting from our higher sales volumes.

Orders for 39  Stand-Up(TM)  MRI scanners  were received
during   fiscal  2004  as  compared  to  orders  for  22
Stand-Up(TM)    MRI   scanners   during   fiscal   2003,
representing an increase in orders of 77%.

Raymond Damadian, president and chairman said, "We're pleased at the results of our efforts to upgrade the MRI facilities. The first three of HMCA's Stand-Up(TM) MRI upgrades are working well, contributing $1.6 million in operating income to HMCA for fiscal 2004. In addition, we have recently completed the installation of a fourth
Stand-Up(TM) MRI, in Boca Raton Florida. We are planning to open two new sites with Stand-Up(TM) MRI scanners within the next 12 months, which would bring the total number of facilities with Stand-Up(TM) MRI scanners we manage to six."

   CONDENSED  CONSOLIDATED  STATEMENT OF OPERATIONS

                             Fiscal 2004    Fiscal 2003
                             -----------    ------------
Revenues                     $71,609,000    $52,892,000
Net Loss From Continuing
Operations                    (9,494,000)   (15,201,000)
Net  Gain (Loss) -
  Discontinued Operations           -           195,000
Net Loss                      (9,494,000)   (15,006,000)
Basic & Diluted Net
  Loss/Share  Continuing
  Operations                       (0.10)         (0.20)
Basic & Diluted Net Loss/Share
Discontinued Operations              -              -
Basic & Diluted  Net Loss/Share    (0.10)         (0.20)

--------------------------------------------------------
 MRI Specialist, Stand-Up, Upright, Position, pMRI and
  The Proof is in the Picture are trademarks of FONAR.

  Be sure to visit FONAR's Web site for Company product
                and investor information:
                      www.fonar.com

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company filings with the Securities and Exchange Commission.